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                                                                   Exhibit 10.16

                      FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment to License Agreement is made and entered into as of the 23rd day of June, 1994, by and between Sun Microsystems, Inc. ("Sun") and Remedy Corporation ("Licensee").

WHEREAS, Sun and Licensee entered into that certain License Agreement dated March 11, 1994 (the "License") for the use and occupancy of the premises located at 1505 Salado Drive, Mt. View, CA (hereinafter "the Premises"), and

WHEREAS, Sun and Licensee desire to amend the License Agreement as hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises and covenants herein stated, the parties hereto agree as follows:

 1. Paragraph 5 is hereby deleted in its entirety and replaced with the following: Sun shall provide Licensee with an improvement allowance of up to $100,000.00 for modifications to the construction of the Premises required for the conduct of Licensee's business. These improvements may include: 1) necessary changes or upgrades to the dock and loading area of the building; 2) improvements to any form of wiring within any wall; 3) carpet and paint; 4) non-bearing wall movement; and 5) and other interior modifications required for the conduct of Licensee's business. Any improvements or modifications made, which are reimbursable by Sun, must be completed by February 28, 1995, or within six (6) months from the date that Sun vacates the Premises, whichever is later; and request for reimbursement thereof from Licensee must be made on, or before, March 31, 1995. Payment shall be made within thirty (30) days after receipt by Sun of an invoice for actual costs incurred in making such modifications and proof of payment by Licensee to contractors. No modifications, improvements or alterations may be made or commenced until Licensee has submitted to Sun a set of construction documents. Licensee understands that no modifications, improvements or alterations may be made to the Premises without the consent of the Lessor, and that Sun must submit all plans and specifications for such modifications, improvements or alterations to Lessor. Sun will use reasonable efforts to obtain Lessor's consent. Should Lessor request removal of any of Licensee's alterations or improvements upon the expiration of the License Term, such restoration shall be done at Licensee's sole cost and expense prior to the License expiration date of June 30, 1996.

Except as set forth in this First Amendment to License Agreement, all of the terms and provisions of the License Agreement shall apply and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment to License has been executed as of the day and year first above written.


SUN MICROSYSTEMS, INC.                       REMEDY CORPORATION

By: /s/ Agent of Sun Microsystems            By: /s/ Lawrence L. Garlick
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Its:                                         Its:
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Date: 6/23/94                                Date: 6/15/94
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